EXECUTION COPY

THE GABELLI DIVIDEND & INCOME TRUST

(a Delaware Statutory Trust)

6,000,000 Shares of 4.250% Series K Cumulative Preferred Shares

UNDERWRITING AGREEMENT

October 4, 2021

BofA Securities, Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters Listed on Schedule A hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The Gabelli Dividend & Income Trust, a Delaware statutory trust (the “Fund”), and the Fund’s investment adviser, Gabelli Funds, LLC, a New York limited liability company (the “Adviser”), each confirms its agreement with BofA Securities, Inc. (“BofA Securities”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares set forth in said Schedule A hereto of an aggregate of 6,000,000 shares of the Fund’s 4.250% Series K Cumulative Preferred Shares (the “Shares”). The Shares will be authorized by, and subject to the terms and conditions of, the Fund’s Agreement and Declaration of Trust, as amended (the “Declaration”), and the Statement of Preferences for the Shares dated October 4, 2021 (the “Statement of Preferences” and, together with the Declaration, the “Statement”).

The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form N-2 (File Nos. 333-259726 and 811-21423) covering the registration of the Shares under the 1933 Act, and a notification on Form N-8A of registration (the “1940 Act Notification”) of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and the 1940 Act (the “1940 Act Regulations”) are referred to in this Agreement together as the “Rules and Regulations.” Such automatic shelf registration statement as amended, including the exhibits and schedules thereto

(whether filed as a part thereof or incorporated or deemed to be incorporated by reference therein), at the time it became effective, including the information deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430B or Rule 430C (as applicable) under the 1933 Act, is herein called the “Registration Statement.” If the Fund has filed or if the Fund shall file with the Commission an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the 1933 Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The prospectus dated September 22, 2021 (including any statement of additional information incorporated by reference therein) contained in the Registration Statement at the time the Registration Statement became effective on September 22, 2021 (including the information, if any, deemed to be part of the prospectus at the time of effectiveness pursuant to Rule 430B or Rule 430C (as applicable) under the 1933 Act) is called the “Basic Prospectus.” The Basic Prospectus, together with any preliminary prospectus supplement (including any statement of additional information incorporated by reference therein) in the form first furnished to the Underwriters for use in connection with the offering of the Shares and used prior to the filing of the Prospectus (as defined below) is herein called the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act.

Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 424 (“Rule 424”) of the 1933 Act Regulations. The information included in any such prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The Basic Prospectus, together with the final prospectus supplement, including any statement of additional information incorporated by reference therein in the form furnished to the Underwriters for use in connection with the offering of the Shares, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

All references in this Agreement to a “Business Day” means a day (a) other than a day on which commercial banks in the city of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange (“NYSE”) is not closed.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance With Registration Requirements. The Registration Statement became effective under the 1933 Act on September 22, 2021, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Fund.

At the respective times the Registration Statement and any amendment thereto (filed before the Closing Time) became effective under the 1933 Act, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, as hereinafter defined, the Registration Statement, the notification on Form N-8A, and any amendments and supplements thereto, complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or, except for the information included in the prospectus supplement relating to the Shares contained in the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Fund or the Adviser by or on behalf of any Underwriter for use therein.

As of the Applicable Time (as defined below), (i) any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, if any, that includes the final offering terms, including final offering price, and (ii) the Preliminary Prospectus and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 1:45 p.m. (Eastern time) on October 4, 2021, or such other time as agreed by the Fund and the Representatives.

“Issuer Free Writing Prospectus” means any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Registration Statement, (iii) the Preliminary Prospectus and (iv) the Prospectus), a copy of which shall be included on Schedule D hereto.

Each Preliminary Prospectus complied as to form when so filed in all material respects with the Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus, and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) or the 1940 Act and the 1940 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, (A) at the time the Registration Statement became effective, (B) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (C) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement have confirmed to the Fund their status as independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly in accordance with generally accepted accounting principles (“GAAP”) in all material respects the investments and assets and liabilities of the Fund at the dates indicated and the statement of operations, changes in net assets and financial highlights of the Fund for the periods specified; said financial statements have been prepared in conformity with GAAP. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund (other than those in the ordinary course of business) that are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares of beneficial interest, in each case, other than as disclosed in or contemplated by the Registration Statement, the Preliminary Prospectus or the Prospectus, including ordinary and customary dividends declared and payable after the Closing Time.

(vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result, individually or in the aggregate, in a Material Adverse Effect.

(vii) No Subsidiaries. The Fund has no subsidiaries.

(viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a diversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund’s or the Adviser’s knowledge, threatened by the Commission.

(ix) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the applicable provisions of the 1940 Act and the 1940 Act Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, to the Fund’s knowledge after due inquiry, no trustee of the Fund is an “Interested Person” (as defined in the 1940 Act) of the Fund or an “Affiliated Person” (as defined in the 1940 Act) of any Underwriter listed in Schedule A hereto. For purposes of the second sentence of this Section, the Fund is entitled to rely on representations from such trustees.

(x) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Fund is as set forth in the Preliminary Prospectus and the Prospectus as of the date thereof. All issued and outstanding common shares of beneficial interest, par value $0.001 per share, of the Fund (the “Common Shares”) have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding Common Shares of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

(xi) Authorization of Agreement. This Agreement has been duly authorized and executed and will be delivered by the Fund.

(xii) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the Basic Prospectus, Preliminary Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

(xiii) Absence of Defaults and Conflicts. The Fund is not in violation of the Statement or by-laws, each as amended or supplemented to date, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement dated as of November 24, 2003 between the Fund and the Adviser, the Amended and Restated Master Custodian Agreement dated as of July 2, 2001, effective as to the Fund as of November 25, 2003, between the Fund and State Street Bank & Trust Company and the Transfer Agency and Service Agreement dated as of January 1, 2011, among the Fund, Computershare Trust Company, N.A. and Computershare Inc., referred to in the Registration Statement (as used herein, individually the “Investment Advisory Agreement,” the “Custody Agreement” and the “Transfer Agency Agreement,” respectively, and collectively, the “Offering Agreements”) and the consummation of the transactions contemplated in the Offering Agreements and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the Statement or by-laws of the Fund or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, except with respect to (ii) only, for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, as the case may be, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, Registration Statement, Preliminary Prospectus and Prospectus including ordinary routine litigation incidental to the business, could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto which have not been so described or filed as required by the 1933 Act, the 1940 Act or by the Rules and Regulations.

(xvi) Absence of Manipulation. Other than as authorized by applicable law, including without limitation Regulation M (“Reg M”) under the 1934 Act, the Fund has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in manipulation of the price of any security of the Fund, or to stabilize, in connection with the offering of the Shares.

(xvii) Possession of Intellectual Property; Fund Name. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, except where failure to do so would not have a Material Adverse Effect, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Rules and Regulations, or under the rules of the NYSE or the filing requirements and rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities laws.

(xix) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents, exemptive orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. The Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xx) Advertisements. Any advertising, sales literature or other promotional material (including but not limited to “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Fund or the Adviser used in connection with the public offering of the Shares (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the FINRA (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Fund or the Adviser by or on behalf of the Underwriters by the Representatives expressly for use therein), including any requirement to file any Sales Material pursuant to Rule 482 under the 1933 Act.

(xxi) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code”, respectively), and, at all times since its inception, has qualified as a regulated investment company under Subchapter M of the Code.

(xxii) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Shares, will not distribute any offering material to the public in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or other materials, if any, permitted by the 1933 Act or the 1940 Act or the Rules and Regulations.

(xxiii) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions in Fund assets are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act and the 1940 Act Regulations; (B) transactions in Fund assets are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Regulations; (C) access to Fund assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for Fund assets is compared with the existing Fund assets at reasonable intervals and action deemed appropriate by the Fund is taken with respect to any differences. The Fund has disclosure controls and procedures (as such term is defined in Rule 30a-3 under the 1940 Act) that are designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is accumulated and communicated to the Fund’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as described in the Preliminary Prospectus and the Prospectus, since the end of the Fund’s most recent audited fiscal year, there has been (I) no material weakness or significant deficiency in the Fund’s internal control over financial reporting (whether or not remediated) and (II) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(xxiv) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Fund is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xxv) Absence of Undisclosed Payments. Neither the Fund nor, to the Fund’s knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus, Preliminary Prospectus or Prospectus and which payment has not been so disclosed.

(xxvi) Material Agreements. The Offering Agreements have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to this Agreement and the Offering Agreements, each Offering Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by equitable principles of general applicability or by federal or state laws.

(xxvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxviii) NYSE Listing. The Fund’s Common Shares are duly listed on the NYSE. The Fund has not received any notice from the NYSE that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to the Common Shares.

(xxix) Investment Restrictions. There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement, Preliminary Prospectus and Prospectus, other than as described therein.

(xxx) Ratings. The Shares have been, or prior to the Closing Time will be, assigned a rating of “Aa3” by Moody’s Investors Service, Inc.

(xxxi) Payment of Taxes. All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The Fund has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Fund in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect. All material taxes which the Fund is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund.

(xxxii) Insurance. The Fund carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Fund has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxiii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate, and the Fund has obtained written consent to the use of such data from such sources.

(xxxiv) Tax Treatment of the Preferred Shares. For United States federal income tax purposes, the Shares will constitute equity of the Fund.

(xxxv) Anti-Bribery Laws. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, the “Anti-Bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Fund and, to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and to the extent required by applicable law have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi) Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and such other U.S. anti-money laundering or similar U.S. laws applicable to the Fund, including any rules or regulations, issued, administered or enforced by any U.S. governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(xxxvii) OFAC. Neither the Fund nor, to the knowledge of the Fund, any trustee, director, officer, agent, employee, affiliate or person acting on behalf of the Fund is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and the Fund will not use any of the proceeds received by the Fund from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxviii) Compliance with the Sarbanes Oxley Act of 2002. There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxxix) Rule 38a-1. The Fund has adopted and implements written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the 1940 Act Regulations) by the Fund, including policies and procedures that provide oversight of compliance by the Adviser, administrator and transfer agent of the Fund.

(xl) IT Systems, Data, and Cybersecurity. The Fund has implemented cybersecurity measures and backup and disaster recovery technology consistent in all material aspects with industry standards and practices. To the Fund’s knowledge, there has been no security breach or attack or other compromise of or relating to any of the Fund’s information technology and computer systems, networks, hardware, software, equipment, technology, or data (including the data of its customers, employees, suppliers, vendors, and any third party data maintained by or on behalf of it) (“IT Systems and Data”). The Fund has not been notified of and has no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack, or compromise of its IT Systems and Data. The Fund has complied, and, to the Fund’s knowledge, is presently in material compliance with, all applicable laws and statutes; all applicable judgements, orders, rules, and regulations of any court, arbitrator, governmental authority, or regulatory authority; all industry guidelines and standards; and all of its own internal policies and contractual obligations, as each relates to the privacy and security of IT Systems and Data and to the protection of IT Systems and Data from unauthorized use, access, misappropriation, and modification.

(b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(b) hereof, as follows:

(i) Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of New York with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Registration Statement, Preliminary Prospectus and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except where the failure so to register or to qualify would not, individually or in the aggregate, have a material adverse effect on the Adviser’s ability to provide services to the Fund under the Investment Advisory Agreement or on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business (an “Adviser Material Adverse Effect”).

(ii) Investment Adviser Status. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the Adviser Act Rules and Regulations, the 1940 Act, or the 1940 Act Regulations, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.

(iii) Description of Adviser. The description of the Adviser in the Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus (including any amendment or supplement thereto) complied and comply in all material respects with the applicable provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus, the Prospectus and in the Investment Advisory Agreement.

(v) Authorization of Offering Agreements; Absence of Defaults and Conflicts. This Agreement and the Investment Advisory Agreement have each been duly authorized and executed, and in the case of the Investment Advisory Agreement, delivered by the Adviser, and the Investment Advisory Agreement constitutes, and the Agreement when executed and delivered (assuming the due execution and delivery by the Underwriters) will constitute, a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by equitable principles of general applicability or by federal or state laws; and neither the execution and delivery of this Agreement or the Investment Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (A) any agreement or instrument to which the Adviser is a party or by which it is bound, (B) the limited liability company agreement and other organizational documents of the Adviser, or (C) to the Adviser’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its respective properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement or the Investment Advisory Agreement, except (A) as have been obtained or will be obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Advisers Act or state and foreign securities or “blue sky” laws, (B) may be required by the NYSE, the FINRA or any other applicable self-regulatory organization and securities depository, or (C) such as which the failure to obtain would not have an Adviser Material Adverse Effect or a Material Adverse Effect or impede the ability of the Adviser to perform its obligations under the Investment Advisory Agreement or this Agreement.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have an Adviser Material Adverse Effect.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any parent or subsidiary of the Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result, individually or in the aggregate, in an Adviser Material Adverse Effect, or materially and adversely affect the ability of the Adviser to function as an investment adviser with respect to the Fund or perform its obligations under this Agreement or the Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement, Basic Prospectus, Preliminary Prospectus and the Prospectus that has not been disclosed.

(viii) Absence of Violation or Default. The Adviser is not in violation of its limited liability company agreement or other organizational documents or in default under any agreement, indenture or instrument, except for such violations or defaults that would not reasonably be expected to result, individually or in the aggregate, in an Adviser Material Adverse Effect.

(ix) Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(x) Anti-Bribery Laws. Neither the Adviser nor any of its subsidiaries nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate of the Adviser or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Anti-Bribery Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Adviser, its subsidiaries and, to the knowledge of the Adviser, its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xi) OFAC. Neither the Adviser or any of its subsidiaries nor, to the knowledge of the Adviser, any director, officer, agent, employee or person acting on behalf of the Adviser is currently the subject or target of any Sanctions.

(xii) Possession of Licenses and Permits. The Adviser possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where failure so to possess would not, individually or in the aggregate, result in an Adviser Material Adverse Effect. The Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Adviser Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Adviser Material Adverse Effect. The Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect.

(xiii) Insurance. The Adviser carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Adviser has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, result in an Adviser Material Adverse Effect.

(xiv) Absence of Manipulation. Other than as authorized by applicable law, including without limitation Reg M, the Adviser has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in manipulation of the price of any security of the Fund, or to stabilize, in connection with the offering of the Shares.

(xv) Compliance Program. The Adviser has adopted and implements written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser, and the Adviser implements the policies and procedures applicable to the Adviser adopted by the Fund to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the 1940 Act Regulations).

(xvi) IT Systems and Data. The Adviser has reasonably designed cybersecurity measures and disaster recovery technology consistent in all material respects with industry standards and practice implemented backup and disaster recovery technology consistent in all material respects with industry standards and practices.

(c) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Adviser delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Underwriters as to the matters covered thereby.

Section 2. Sale and Delivery To Underwriters; Closing.

(a) Shares. On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Fund agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery in electronic form of the Shares shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 A.M. (Eastern time) on the third Business Day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten (10) Business Days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of the Shares, in electronic book entry form, to be purchased by them. It is understood that each Underwriter has authorized each Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. BofA Securities, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The Shares to be purchased hereunder shall be delivered to you at the Closing Time through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefor in immediately available funds to the order of the Fund.

Section 3. Covenants.

(a) The Fund and Adviser, jointly and severally, covenant with each Underwriter as follows:

(i) Compliance With Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the applicable requirements of Rule 430B of the 1933 Act Regulations and will notify the Representatives as soon as practicable, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus, the Preliminary Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (or any document incorporated by reference therein or otherwise deemed to be a part thereof) or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (E) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Fund will effect the filings necessary under Rule 424 of the 1933 Act Regulations in the manner and within the time period required by Rule 424 of the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order and, if any stop order or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments and Exchange Act Documents. So long as this Agreement remains in effect, the Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Registration Statement or any amendment thereto at the time it became effective) or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Representatives or counsel for the Underwriters shall reasonably object. The Fund has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Fund will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not, unless required by law, file or use any such document to which the Representatives or counsel for the Underwriters shall object; provided, however that this covenant shall not apply to any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed.

(iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement and, for so long as this Agreement remains in effect, of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance With Securities Laws. The Fund will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements, and the Fund will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such untrue statement or omission.

(vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act or 1940 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Preliminary Prospectus and the Prospectus under “Use of Proceeds.”

(ix) Listing. The Fund will use its best efforts to effect the listing of the Shares on the NYSE, subject to notice of issuance.

(x) Restriction on Sale of Shares. During a period of 90 days from the date of the Prospectus, the Fund will not, without the prior written consent of BofA Securities, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of preferred shares or any securities convertible into or exercisable or exchangeable for preferred shares or file any registration statement under the 1933 Act with respect to any of the foregoing, whether any such transaction described above is to be settled by delivery of preferred shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder or the preferred shares issued pursuant to any dividend reinvestment plan.

(xi) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act, the 1940 Act Regulations and the 1934 Act Regulations, respectively.

(xii) No Manipulation of Market for Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein, in the Preliminary Prospectus or in the Prospectus, the Fund will not (A) other than as authorized by applicable law, including without limitation Reg M, take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the manipulation of the price of any security of the Fund or to stabilize in connection with the offering of the Shares, and (B) until the Closing Time, (i) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund. It is acknowledged and agreed that nothing in this subsection shall prohibit the operation of the Fund’s dividend reinvestment plan or cash purchase plan in compliance with applicable law.

Section 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto (v) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vi) the fees and expenses of any transfer agent or registrar for the Shares associated with the purchase by the Underwriters of the Shares, (vii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (viii) the printing of any Sales Material, and (ix) the transportation and other expenses incurred by or on behalf of Fund representatives in connection with presentations to prospective purchasers of the Shares.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) (with respect to the first clause only) hereof, the Fund agrees that it shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriter’s Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser contained in Section 1 hereof or in certificates of any officer of the Fund or the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424 (or a post-effective amendment providing such information shall have been filed and declared effective (or become automatically effective) in accordance with the requirements of Rule 430B).

(b) Opinions of Counsel.

(i) Opinion of Counsel for the Fund. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth on Schedule E hereto.

(ii) Opinion of Counsel for the Adviser. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, from (x) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth on Schedule F-1 hereto, and (y) Gabelli Funds, LLC, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth on Schedule F-2 hereto.

(iii) Opinion of Counsel for the Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, which opinion shall be in form and substance satisfactory to the Underwriters. Insofar as the opinion expressed above is related to or dependent upon matters governed by Delaware law, Simpson Thacher & Bartlett LLP will be permitted to rely on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

(c) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received (x) at the Closing Time a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director (or person holding similar office) of the Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections l(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Fund or the Adviser, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) to the knowledge of such officers, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated by the Commission and (y) at the time of the execution of this Agreement a certificate of the Fund’s chief financial officer, dated the date hereof, substantially in the form of Schedule G hereto.

(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus.

(e) Bring-Down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three (3) Business Days prior to Closing Time.

(f) Maintenance of Ratings. The Fund shall have delivered to the Representatives evidence satisfactory to the Representatives that the Shares are rated “Aa3” by Moody’s Investors Service, Inc. as of the Closing Time, and since the date of this Agreement there shall not have been received by the Fund or the Adviser any notice of any intended or potential downgrading, or any review for a potential downgrading, in the rating assigned to the Shares by Moody’s Investors Service, Inc.

(g) Approval of Listing. At Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h) Filing of Statement. The Fund will have filed the Statement with the Commission prior to the Closing Time.

(i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 16 and 18 shall survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Underwriters. The Fund and the Adviser agree, jointly and severally, to indemnify and hold harmless each Underwriter, affiliates of each Underwriter (as such term is defined in Rule 501(b) under the 1933 Act, each an “Affiliate”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by BofA Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through BofA Securities expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

Notwithstanding this paragraph (a), the Adviser shall be liable to any party to be indemnified under the Section 6(a) in any case only to the extent that the Fund fails to indemnify and hold harmless the indemnified party.

(b) Indemnification of Fund, Adviser, Trustees and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Adviser, their respective trustees, directors and officers, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and any director, trustee, officer, or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through BofA Securities expressly for use in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Adviser also agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material in the form approved in writing by the Fund or the Adviser for use by the Underwriters and securities firms to whom the Fund or the Adviser shall have disseminated materials in connection with the public offering of the Shares.

Notwithstanding this paragraph (c), the Adviser shall be liable to any party to be indemnified under this Section 6(c) in any case only to the extent that the Fund fails to indemnify and hold harmless the indemnified party.

(d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or Section 6(c) above, counsel to the indemnified parties shall be selected by BofA Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Limitations on Indemnification. Any indemnification by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release No. 11330.

Section 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter, and each trustee of the Fund and each member or director of the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Adviser, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

Any contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release No. 11330.

Section 8. Representations and Warranties To Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser, and shall survive delivery of the Shares to the Underwriters.

Section 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares, or (iii) if trading in the Shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, the NYSE American or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 16 and 18 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of the Shares to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of the Shares to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either a Representative or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o BofA Securities, Inc., 1540 Broadway, NY8-540-26-01, New York, NY 10036, attention of “High Grade Transaction Management/Legal,” Facsimile: (646) 855-5958, dg.hg_ua_notices@bofa.com, with a copy to Ryan P. Brizek, Simpson Thacher & Bartlett LLP, 900 G Street, NW, Washington, D.C. 20001; and notices to the Fund or the Adviser shall be directed, as appropriate, to the office of the Adviser, One Corporate Center, Rye, New York 10580-1422, attention of Peter Goldstein, with a copy to Thomas A. DeCapo, Skadden, Arps, Slate, Meagher & Flom LLP, 500 Boylston Street, Boston, Massachusetts 02116.

Section 12. No Advisory or Fiduciary Relationship.

The Fund and the Adviser each acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or the Adviser, or any of their respective shareholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund or the Adviser with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund or the Adviser on other matters) and no Underwriter has any obligation to the Fund or the Adviser with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund or the Adviser, and (e) the Underwriters have not provided legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund and the Adviser each has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Parties.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Adviser and their respective successors and the controlling persons and officers and directors or trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Adviser and their respective partners and successors, and said controlling persons and officers, directors or trustees, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Tax Disclosure.

Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Fund and the Adviser (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Fund relating to such tax treatment and tax structure.

For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 15. Integration.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Fund, the Adviser and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 16. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

Section 17. Time.

TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18. Submission to Jurisdiction/Jury Trial Waiver.

Except as set forth below, no suits, actions, claims, counterclaims or proceedings (each, a “Proceeding”) which relates to the terms of this Agreement or the transactions contemplated hereby (each, a “Claim”) may be commenced, prosecuted or continued in any court other than the United States District Court for the Southern District of New York, or in the event that court lacks jurisdiction to hear such Claims, in the courts of the State of New York located in the City and County of New York, which courts shall have exclusive jurisdiction over the adjudication of such claims. Each of the Fund, the Adviser and the Underwriters hereby submits to and accepts generally and unconditionally the exclusive jurisdiction of those for the purposes of the adjudication of such Claims and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in such court and any claim that any such Proceeding brought in such court has been brought in an inconvenient forum. Each of the Underwriters, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) hereby waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Fund, the Adviser and the Underwriters agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund, the Adviser or the Underwriters, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund, the Adviser or the Underwriters, as the case may be, is or may be subject, by suit upon such judgment.

Section 19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 21. Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to BofA Securities and Morgan Stanley a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

Very truly yours,

THE GABELLI DIVIDEND & INCOME TRUST

By:
Name:
Title:

GABELLI FUNDS, LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

As of the date first above written:

By: BOFA SECURITIES, INC.

By:
Name:
Title:

By: MORGAN STANLEY & CO. LLC

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The Gabelli Dividend & Income Trust

4.250% Series K Cumulative Preferred Shares

Name of Underwriter	Number of Shares
BofA Securities, Inc	2,700,000

Morgan Stanley & Co. LLC	2,700,000

G.research, LLC	600,000

Total	6,000,000

A-1

SCHEDULE B

The purchase price to be paid by the Underwriters for the Shares shall be $24.2125 per Share.

B-1

SCHEDULE C

Number of Shares:	6,000,000
Size:	$150,000,000
Dividend Rate (cumulative from October 7, 2021):	4.250%
Settlement Date:	October 7, 2021
Anticipated Rating from Moody’s:	Aa3
Maturity:	Perpetual
Non-Call Period/Redemption Date:	October 7, 2026
Net Proceeds (before expenses):	$145,275,000
CUSIP/ISIN:	36242H 864 / US36242H8640

C-1

SCHEDULE D

Issuer Free Writing Prospectus

Launch Bloomberg Announcement, dated October 4, 2021.

Pricing Term Sheet filed with the Commission pursuant to Rule 433 under the 1933 Act on October 4, 2021.

D-1

SCHEDULE E

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

E-1

SCHEDULE F-1

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

F-1

SCHEDULE F-2

Opinion of Internal Counsel to the Adviser

F-2

SCHEDULE G

THE GABELLI DIVIDEND & INCOME TRUST

TREASURER’S CERTIFICATE

October 4, 2021

I, John C. Ball, Treasurer of The Gabelli Dividend & Income Trust (the “Fund”), do hereby certify that I am the Treasurer, principal financial officer and principal accounting officer of the Fund. In that capacity, I have reviewed the Fund’s definitive base prospectus dated September 22, 2021 (including the statement of additional information incorporated therein, the “Base Prospectus”) and the preliminary prospectus supplement dated October 4, 2021 (the “Preliminary Prospectus Supplement”), each relating to the offering of 6,000,000 of the Fund’s Series K Cumulative Preferred Shares, liquidation preference $25.00 per share, par value $0.001 per share (the “Offering”). Based upon a review of the Fund’s financial records, schedules and analyses undertaken by myself or by members of my staff who are responsible for the Fund’s financial and accounting matters, I do hereby certify to the Underwriters, to the best of my information, knowledge and belief, that:

(i)	I am providing this certificate in connection with the Offering, as described in the Preliminary Prospectus Supplement.

(ii)	I am familiar with the accounting, operations and records of the Fund.

(iii)	I have supervised the compilation of and reviewed the circled information contained on the attached EXHIBIT A, which is included in the Preliminary Prospectus Supplement and the Base Prospectus.

(iv)

With respect to each item of the circled information identified on EXHIBIT A, I or members of my staff have (a) compared the amounts to the corresponding amounts appearing on the records, schedules or analyses of the Fund and found the amounts to be in agreement, and (b), where such amounts were derived from Fund schedules or analyses, recomputed such amounts and determined that the amounts appearing in each item of the circled information identified on EXHIBIT A were arithmetically correct.

(v)

Based on my role as the Fund’s Treasurer, principal financial officer and principal accounting officer and the familiarity, oversight and review described in clause (ii) above, nothing has come to my attention that caused me to believe that (i) at October 4, 2021 there was any change in capital stock, increase in total liabilities, or decrease in consolidated total assets, net assets or net asset value per share of the Fund as compared with amounts shown in the June 30, 2021 consolidated balance sheet incorporated by reference in the Base Prospectus; or (ii) for the period from July 1, 2021 to October 4, 2021, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net investment income or net investment income per share of the Fund, except in all instances for changes, increases or decreases that the Base Prospectus and the Preliminary Prospectus Supplement discloses have occurred or may occur.

G-1

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

[Signature Page Follows]

G-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

By:
Name:	John C. Ball
Title:	Treasurer

G-3